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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2022 (January 5, 2022)
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Realogy Holdings Corp.	Common Stock, par value $0.01 per share	RLGY	New York Stock Exchange
Realogy Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 8.01.	Other Events.
On January 5, 2022, Realogy Holdings Corp., a Delaware corporation (the “Company”), Realogy Group LLC, a Delaware limited liability company and the Company’s indirect, wholly-owned subsidiary (“Realogy Group”), Realogy Co-Issuer Corp., a Florida corporation and the Company’s indirect, wholly-owned subsidiary (the “Co-Issuer” and, together with Realogy Group, the “Issuers”), and the subsidiary guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with the representative of the several initial purchasers named in Schedule A thereto, relating to the sale by the Issuers of $1 billion aggregate principal amount of the Issuers’ 5.250% senior notes due 2030 at par (the “Notes”). The size of the offering has been upsized from $550 million to $1 billion.
The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.
The Notes will be guaranteed on an unsecured senior basis by each of Realogy Group’s domestic subsidiaries (other than the Co-Issuer of the Notes) that is a guarantor under its senior secured credit facilities and certain of its outstanding securities. The Notes will also be guaranteed by the Company on an unsecured senior subordinated basis. The Notes will be effectively subordinated to all of Realogy Group’s existing and future senior secured debt, including its senior secured credit facilities, to the extent of the value of the assets securing such debt. Subject to customary closing conditions, the sale of the Notes is expected to close on or about January 10, 2022.
The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the guarantors. In addition, the Issuers and the guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Issuers and the guarantors have agreed with the initial purchasers not to offer or sell any similar debt securities for a period of 60 days after the closing date without the prior written consent of the representative of the initial purchasers.
The Company intends to use the net proceeds from this offering, together with cash on hand, to redeem in full both its outstanding 9.375% Senior Notes due 2027 and its 7.625% Senior Secured Second Lien Notes due 2025, each at a redemption price of 100% plus the applicable "make whole" premium (as determined pursuant to the indenture governing the 9.375% Senior Notes due 2027 and the indenture governing the 7.625% Senior Secured Second Lien Notes due 2025, as applicable), together with accrued and unpaid interest to, but excluding, the redemption date on both such notes. The redemption will be made solely pursuant to a conditional redemption notice delivered pursuant to the indenture governing the 9.375% Senior Notes due 2027 and the indenture governing the 7.625% Senior Secured Second Lien Notes due 2025, as applicable, and nothing contained in this Form 8-K constitutes a notice of redemption of the 9.375% Senior Notes due 2027 or a notice of redemption of the 7.625% Senior Secured Second Lien Notes due 2025.
Copies of the press releases announcing the proposed private offering and the upsizing and pricing of the private offering are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
99.1	Press Release issued January 5, 2022.
99.2	Press Release issued January 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: January 5, 2022

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: January 5, 2022

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued January 5, 2022.
99.2	Press Release issued January 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).